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                                                                    EXHIBIT 23.2
                                                                    ------------



                       Consent Of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999, except as to note 12, which is as of May 28, 1999, relating to the financial statements and financial statement schedule, which appears in Digital Insight Corporation's Registration Statement on Form S-1 for each of the three years in the period ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

Costa Mesa, California
October 28, 1999